Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of Federated International Series, Inc.:

In planning and performing our audits of the financial statements of Federated International Equity Fund and Federated International Bond Fund (the two portfolios comprising Federated International Series,
Inc.) (the "Funds") as of and for the year ended November
30, 2008, in accordance with the standards of the Public Company Accounting Oversight Board (United State s), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for th e purpose of expressing an opinion on the effectiveness of the Funds' internal control over financia l reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing
 and maintaining effective internal control over financial reporting. In fulfilling this responsibilit y, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasona ble assurance regarding the reliability of financial reporting and the preparation of financial stateme nts for external purposes in accordance with generally accepted accounting principles. A company's inter nal control over financial reporting includes those policies and procedures that (1) pertain to the mainte nance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositi ons of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necess ary to permit preparation of financial statements in accordance with generally accepted accounting p rinciples, and that receipts and expenditures of the company are being made only in accordanc e with authorizations of management and directors of the company; and (3) provide reasonable assuran ce regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company 's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over f inancial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effec tiveness to future periods are subject to the risk that controls may become inadequate because of changes in c onditions, or that the degree of compliance with the polices or procedures may deteriorate.

A deficiency in internal control over financial reporting ex ists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A materi al weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting , such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financi al statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financi al reporting was for the limited purpose described in the first paragraph and would not necessarily di sclose all deficiencies in internal control that might be material weaknesses under standards established by t he Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguar ding securities, that we consider to be a material weakness as defined above as of November 30, 2008.

This report is intended solely for the information and use o f management and the Board of Directors of the Funds and the Securities and Exchange Commission and is n ot intended to be and should not be used by anyone other than these specified parties.




ERNST & YOUNG LLP


Boston, Massachusetts
January 16, 2009